EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2003

          In connection with the Quarterly Report of Oregon Pacific Bancorp (“Bancorp”) on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joanne Forsberg, Chief Financial Officer and Secretary of Bancorp, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that, to the best of my knowledge: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bancorp.

Date: August 13, 2004

/s/ JOANNE FORSBERG

Joanne Forsberg, Chief Financial Officer and Secretary

          * A signed original of this written statement required by Section 906 has been provided to Bancorp and will be retained by Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

          ** This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

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